Exhibit 1.1

MAREX GROUP PLC

U.S.$10,000,000,000

SENIOR DEBT SECURITIES

DISTRIBUTION AGREEMENT

August 4, 2025

MAREX CAPITAL MARKETS INC.

140 East 45th Street

New York, New York 10017

Ladies and Gentlemen:

Marex Group plc, a public limited company incorporated under the laws of England and Wales with company number 05613060 and having its registered office at 155 Bishopsgate, London, EC2M 3TQ, United Kingdom (the “Company”), confirms its agreement with the Agents with respect to the issue and sale from time to time its Senior Debt Securities (any such securities being hereinafter referred to as the “Securities” and any series of the Securities being hereinafter referred to as a “Series”), in an aggregate amount up to U.S.$10,000,000,000 or the equivalent thereof in other currencies or currency units. Each of the terms “the Agent,” “such Agent,” “any Agent,” “an Agent,” “each Agent,” “the Purchasing Agent,” and “the Selling Agent,” when used in this Agreement or in any Terms Agreement (as defined below) or in the Annexes hereto, shall mean Marex Capital Markets Inc., except at any time when any one or more other Agents are acting as such hereunder, as contemplated in Section 12 hereof, in which case such term shall include such other Agent or Agents.

The Company acknowledges and agrees that any Agent may use the Preliminary Prospectus and the Prospectus (as defined below) in connection with offers and sales of the Securities in market-making transactions as contemplated in the Basic Prospectus (as defined below), under the caption “Plan of Distribution” and in the Program Prospectus (as defined below) under the caption “Supplemental Plan of Distribution” (“Secondary Market Transactions”). The Company further acknowledges and agrees that no Agent is under any obligation to effect any Secondary Market Transactions and, if it does so, it may discontinue effecting such transactions at any time without providing any notice to the Company. The term “Agent,” whenever used in this Agreement, shall include Marex Capital Markets Inc., whether it is acting in its capacity as an Agent or acting in connection with a Secondary Market Transaction, except as may be specifically provided otherwise herein.

Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby appoints the Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company when and as instructed by the Company pursuant to Section 3(a) hereof and the Company agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, the Company will enter into a separate agreement (each a “Terms Agreement”), substantially in the form of Annex I hereto or in such other form as may be agreed by the parties to that particular agreement, relating to such sale in accordance with Section 3(b) hereof. This Agreement shall not be construed to create either an obligation on the part of the Company to sell any Securities or an obligation on the part of the Agent to purchase Securities as principal.

The Securities will be issued under an indenture, dated as of August 4, 2025 (the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”). The Securities shall have such terms, including the right (if any) to repayment of principal, the right (if any) to payment of interest, redemption provisions (if any) and other terms set forth in the Prospectus referred to below, as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Agent as to the following; (provided, however, that as of the Commencement Date, the Company does not represent and warrant with respect to the Time of Sale (as defined below), the Time of Sale Information (as defined below) or the Issuer Free Writing Prospectus (as defined below)):

(a) the Company meets the requirements for use of Form F-3 (“Form F-3”) under the Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Act”), and has filed with the Commission, not earlier than three years prior to the date hereof, an “automatic shelf registration statement” as defined under Rule 405 under the Act on Form F-3, including a prospectus, in respect of the Securities; the various parts of such registration statement, including all exhibits thereto, any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, and the documents incorporated by reference therein at the time such part of the registration statement became effective, but excluding the Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (Form T-1) of the Trustee, are hereinafter called the “Registration Statement”; the Registration Statement, and any post-effective amendment thereto, became effective upon filing.

The prospectus with respect to the Securities, dated August 4, 2025, included in the Registration Statement, in the form in which it has most recently been amended through the incorporation by reference of the Company’s filings under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented, if applicable, by the final forms of a prospectus supplement and a product prospectus supplement (collectively, the “Prospectus Supplement”), each filed with the Commission pursuant to Rule 424(b) under the Act and used in connection with the sale of the Securities, that sets forth terms common to one or more particular issues of the Securities, is hereinafter referred to as the “Program Prospectus”; the Program Prospectus, as supplemented by the final form of a prospectus supplement or of a pricing supplement that sets forth only the terms of a particular issue of the Securities (a “Pricing Supplement”), filed with the Commission pursuant to Rule 424(b) under the Act and used in connection with the sale of the Securities, is hereinafter referred to as the “Prospectus”; the term

“Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement or preliminary pricing supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act; any reference herein to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act that are deemed to be incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities in the form in which it is filed with the Commission in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing;

(b) at or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the information referred to in the next succeeding sentence, the “Time of Sale Information”): the Program Prospectus, the Preliminary Prospectus and any free-writing prospectus, if applicable (as defined in Rule 405 under the Act), each as most recently filed (if a Terms Agreement is used, each such document as listed in the Terms Agreement or other agreement in respect of a specific offering of Securities identified in Schedule II to Annex I hereto); in addition, you have informed us that the Agent may orally provide pricing information either communicated to us electronically or, if a Terms Agreement is being used, set out on Schedule II to Annex I hereto, in each case to prospective purchasers prior to confirming sales. If, subsequent to the Time of Sale (which is also the date of any applicable Terms Agreement), the Company and the Agent have determined that such Time of Sale Information included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein, in the light of the circumstances under which it was made, not misleading and have agreed to provide an opportunity to purchasers of the Securities to terminate their old purchase contracts and enter into new purchase contracts, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first such new purchase contract;

(c) the documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, as amended or supplemented, when they became effective or were filed with the Commission, complied in all material respects with the requirements of the Act and the Exchange Act, as applicable, and none of such documents, as of their respective issue dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will comply in all material respects with the Act and the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to be make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Agent expressly for use in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented relating to a particular issuance of Securities; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the Time of Sale, unless otherwise agreed to in writing between the Company and the Agent(s);

(d) the Registration Statement, the Time of Sale Information and the Prospectus comply and, as amended or supplemented, if applicable, will comply as of the time of such amendment or supplement in all material respects with the Act and, if applicable, the Trust Indenture Act, and as to the Registration Statement and any amendment thereto, do not and will not, as of the applicable effective date of the Registration Statement and such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, as to the Prospectus and any amendment or supplement thereto, do not and will not, as of their dates and applicable filing dates, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Agent expressly for use in the Prospectus as amended or supplemented, relating to a particular issuance of Securities;

(e) the Time of Sale Information and the Prospectus, at the Time of Sale, did not, and at the date of delivery of and payment for a particular issuance of Securities (the “Closing Date” or as defined in Schedule I to any applicable Terms Agreement), will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agent expressly for use in such Time of Sale Information;

(f) other than the Preliminary Prospectus and the Prospectus, each as amended and supplemented, Company (including its agents and representatives, other than the Agent in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives, other than a communication referred to in clause (i) below, an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) if a Terms Agreement is used, the documents listed on Schedule II to the Terms Agreement, and (iii) other written communications (including any broadly available road show) approved in writing in advance by the Agent. The term “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person. Each Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, as amended and supplemented, most recently filed prior to first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent furnished in writing to the Company by or on behalf of the Agent expressly for use in any Issuer Free Writing Prospectus;

(g) the Company (A) is a public limited company duly incorporated, validly existing and in good standing under the laws of England and Wales; (B) has the requisite corporate power and authority to execute and deliver this Agreement and any Terms Agreement to be entered into in respect of the Securities; (C) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus; and (D) has duly authorized, executed and delivered this Agreement and, if applicable, will have authorized, executed and delivered any Terms Agreement entered into in respect of the Securities, and this Agreement and any such Terms Agreement constitute and will constitute, as the case may be, the valid and legally binding agreement of the Company enforceable in accordance with their terms, except as rights to indemnity or contribution may be limited by applicable law and subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles;

(h) the Company is not, or after giving effect to the offer and sales of the Securities and application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”);

(i) any auditors who audited the financial statements incorporated by reference into the Registration Statement (any such auditor, an “Auditor”) were independent registered public accounting firms for the period covered by such financial statements as required by the Act and the Exchange Act;

(j) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company has been instituted or, to the knowledge of the Company, are contemplated by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company;

(k) the consolidated annual financial statements, in each case together with the related notes, of the Company included in the Registration Statement and the Prospectus, and the Time of Sale Information and the Prospectus, in each case, comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, changes in shareholders’ equity, comprehensive income and cash flows of the Company and its consolidated subsidiaries for the periods specified, and said financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved, except as may be described in the Registration Statement and the Prospectus, as amended or supplemented; all other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby;

(l) the Series has been duly authorized, and, when the Securities are issued and delivered pursuant to this Agreement and any Terms Agreement (if applicable), the Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act, and the Indenture constitutes a valid and legally binding instrument of the Company, enforceable in accordance with its terms against the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Securities will conform, to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus as amended or supplemented relating to such issuance of Securities;

(m) the execution and delivery of this Agreement and any Terms Agreement (if applicable), the creation and issue of the Securities and the sale of the Securities and the consummation of the transactions contemplated by this Agreement and any Terms Agreement (if applicable) will not contravene any material contract, material indenture or other material agreement to which the Company is bound, nor will such action result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company, nor will such action result in any material violation of any law, administrative regulation or administrative or court order or decree of the United States, the United Kingdom or any political subdivision thereof nor will such action result in any violation of the articles of association or organizational documents of the Company;

(n) no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the issue, offer and sale of the Securities by the Company to the Agent in accordance with this Agreement and any Terms Agreement (if applicable) or the Indenture, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Act and the Trust Indenture Act and (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Agent;

(o) there has not occurred any material adverse change in the financial condition, earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus as amended or supplemented (exclusive of any amendments or supplements thereto subsequent to the Time of Sale);

(p) except as may be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, as amended or supplemented, there are no legal or governmental proceedings known to be pending or threatened to which the Company or any of its subsidiaries is a party, or to which any of the properties of the Company or any of its subsidiaries is subject, that are required by the Act and the Exchange Act to be described in the Registration Statement, the Time of Sale Information or the Prospectus, as amended or supplemented, and are not so described;

(q) the Company acknowledges and agrees that the Agent is acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to the Company or any other person; additionally, the Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agent shall have no responsibility or liability to the Company with respect thereto; any review by the Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agent and shall not be on behalf of the Company;

(r) (i) at the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act;

(s) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the Time of Sale, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(t) Other than as described or set forth in the Registration Statement or the Prospectus, none of the Company, nor, to the knowledge of the Company, any director, officer, agent, employee, or Affiliate (as such term is defined in Rule 501(b) under the Act, each an “Affiliate”) of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, in any manner that would result in a violation of such Sanctions by any person;

(u) Other than as described or set forth in the Registration Statement or the Prospectus, the operations of the Company and its subsidiaries are and have been conducted in material compliance with all applicable anti-money laundering laws, regulations and rules and guidelines issued, administered or enforced by any applicable governmental agency, and the rules and regulations promulgated thereunder, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, each of the Company and its subsidiaries have instituted and maintains policies and procedures reasonably designed to promote and achieve continued material compliance therewith and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to such anti-money laundering laws is pending or, to the best of the Company’s knowledge, threatened;

(v) (i) Other than as described or set forth in the Registration Statement or the Prospectus, none of the Company nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries, is in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the Bribery Act 2010 or the Criminal Finances Act 2017 of the United Kingdom or is in violation of any other applicable anti-corruption, anti-bribery or related law, statute or regulation, and (ii) the Company and its subsidiaries have instituted and maintain policies and procedures designed to promote and achieve, and which are reasonably expected to continue to promote and achieve, continued compliance therewith; and

(w) Other than as as described or set forth in the Registration Statement or the Prospectus, no stamp duties or other issuance or similar transfer taxes (including United Kingdom stamp duty and stamp duty reserve tax) (“Stamp Taxes”) are payable by or on behalf of the Agent in the United Kingdom, the United States or any political subdivision thereof or to any taxing authority thereof in connection with (A) the execution and delivery of this Agreement, (B) the creation, issuance and delivery of the Securities in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus or (C) the sale and delivery by the Agent of the Securities to the initial purchasers thereof in the manner contemplated herein, the Time of Sale Information and in the Prospectus;

(x) Other than as as described or set forth in the Registration Statement, the Time of Sale Information or the Prospectus, no approvals are currently required in England and Wales in order for the Company to pay interest, principal, premium, if any, additional amounts, if any, or other payments to be made under the Securities by the Company to the holders of Securities. Under current laws and regulations of England and Wales and any political subdivision thereof, any interest, principal, premium, if any, additional amounts, if any, or such other payments to be made under the Securities by the Company to the holders of Securities may be paid by the Company in United States dollars and freely transferred out of England and Wales, without the necessity of obtaining any governmental authorization in England and Wales or any political subdivision or taxing authority thereof or therein, and no such payments made to the holders thereof or therein who are non-residents of the United Kingdom will be subject to income or other taxes imposed by way of withholding or deduction under laws and regulations of any constituent jurisdiction of the United Kingdom or any political subdivision or taxing authority thereof or therein;

(y) The interactive data in the Extensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Representations and Warranties of the Agent. The Agent represents, and warrants to, and agrees with, the Company, that (a) it has observed and will observe the selling restrictions set forth under the caption “Plan of Distribution (Conflict of Interest)—Selling Restrictions” and “Supplemental Plan of Distribution (Conflict of Interest)—Selling Restrictions” in the Registration Statement, Time of Sale Information and Prospectus and (b) if it sells any Securities to a registered broker or dealer which, in turn, will sell Securities to end investors, such broker or dealer will be an Affiliate of the Agent, unless prior consent is obtained by the Agent from the Company.

3. Appointment as Agent.

(a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each Agent hereby agrees, upon receipt of instructions from the Company, to act as agent of the Company and to use its reasonable efforts to solicit and receive offers to purchase Securities from the Company upon the terms and conditions set forth in the Time of Sale Information and the Prospectus as amended or supplemented from time to time. Each Agent shall solicit offers to purchase only Securities having such terms, and shall solicit such offers only during such periods, as the Company shall instruct such Agent. The appointment of the Agent hereunder is not exclusive, and the Company may from time to time offer the Securities for sale otherwise than to or through an Agent. It is understood that if from time to time the Company is approached by a prospective agent offering to solicit a specific purchase of Securities, the Company may enter into an agreement with such agent with respect to such specific purchase upon such terms as the Company and such agent may agree. These provisions shall not limit Section 5(f) hereof or any similar provision included in any Terms Agreement.

Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedures Memorandum attached hereto as Annex II, as it may be amended from time to time by written agreement between the Agent and the Company (the “Administrative Procedures”). The provisions of the Administrative Procedures (except as otherwise stated in an applicable Terms Agreement) shall apply to all transactions contemplated hereunder. The Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedures. The Company will furnish to the Trustee a copy of the Administrative Procedures as from time to time in effect.

The Company reserves the right, in its sole discretion, at any time when the Company has instructed any Agent to solicit offers to purchase the Securities, to instruct such Agent to suspend, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Company, such Agent will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has instructed such Agent to resume such solicitation. During such period, the Company shall not be required to comply with the provisions of Sections 5(h), 5(i), 5(j) and 5(k) with regard to such Agent. Upon advising such Agent that such solicitation may be resumed, however, the Company shall simultaneously provide the documents (if any) required to be delivered by Sections 5(h), 5(i), 5(j) and 5(k), and such Agent shall have no obligation to solicit offers to purchase the Securities until such documents have been received by such Agent. In addition, any failure by the Company to comply with its obligations hereunder, including its obligations to deliver the documents required by Sections 5(h), 5(i), 5(j) and 5(k), with regard to any Agent shall automatically terminate such Agent’s obligations hereunder, including its obligations to solicit offers to purchase the Securities hereunder as agent or to purchase Securities hereunder as principal.

The Company agrees to pay the Agent a commission, at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to between 1% and 5% of the principal amount of such Security sold, depending upon the stated maturity of such Security, or in such other amount as may be agreed between the Agent and the Company and as set forth in the Prospectus as amended and supplemented under the caption “Supplemental Plan of Distribution.”

(b) Each sale of Securities by the Company to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities by the Company to, and the purchase thereof by, such Agent; such Terms Agreement (if applicable) may also specify certain provisions relating to the reoffering of such Securities by such Agent; the commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth; each Terms Agreement (if applicable) shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities; such Terms Agreement (if applicable) shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof, and such Terms Agreement may also include such other provisions (including provisions that modify this Agreement insofar as it sets forth the agreement between the Company and such Agent) as the Company and such Agent may agree upon. Unless otherwise specified in a Terms Agreement, each Agent proposes to offer Securities purchased by it as principal from the Company for sale at prevailing market prices or prices related thereto at the time of sale.

For each sale of Securities by the Company to an Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 3(a) hereof and in accordance with the schedule set forth therein (or in such amount as may be agreed between such Agent and the Company).

Each time and date of delivery of and payment for Securities to be purchased from the Company by the Agent as principal, whether set forth in a Terms Agreement, in accordance with the Administrative Procedure or otherwise, is referred to herein as a “Time of Delivery.”

(c) The Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, and whether acting as agent, as principal under any Terms Agreement or otherwise (including, in the case of Marex Capital Markets Inc., in any Secondary Market Transaction), not to solicit offers to purchase or otherwise offer, sell or deliver such Security, directly or indirectly, in, or to residents of, the country issuing such currency, except as permitted by applicable law.

4. Commencement Date. The documents required to be delivered, if any, pursuant to Section 8 hereof on the Commencement Date (as defined below) shall be delivered to the Agent at the offices of Mayer Brown LLP, 1221 Avenue of the Americas, New York, NY 10020, at 10:00 a.m., New York City time, on the date of this Agreement, which date and time may be postponed by agreement between the Agent and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the “Commencement Date”).

5. Certain Agreements of the Company. The Company agrees with each Agent:

(a) (i) if, at any time during the period when a prospectus is required by the Act to be delivered in connection with the distribution of the Securities, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of Form F-3, on which the Registration Statement was filed with the Commission, the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405 under the Act) or the Company shall have received a notice from the Commission pursuant to Rule 401(g)(2), the Company will (A) promptly notify the Agent, (B) promptly file with the Commission a new registration statement under the Act relating to the Securities or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to the Agent, (C) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (D) promptly notify the Agent of such effectiveness and (E) take all other action necessary or appropriate to permit the distribution of the Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(ii) that the Company will file the Program Prospectus, the Preliminary Prospectus and the Prospectus, each as amended and supplemented in a form approved by the Agent, with the Commission within the time periods specified by the Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act, will file promptly all reports and other information required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities;

(iii) to make no amendment or supplement to the Registration Statement, the Basic Prospectus, the Program Prospectus, the Time of Sale Information or the Prospectus (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof, (B) except as required by law, after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery if such amendment or supplement is reasonably objected to by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof or (C) during the period beginning on the Commencement Date and continuing for as long as may be required under applicable law, in the reasonable judgment of Marex Capital Markets Inc. after consultation with the Company, in order to offer and sell any Securities in Secondary Market Transactions as contemplated by the Prospectus (the “Secondary Transactions Period”), which shall be disapproved by Marex Capital Markets Inc. promptly after reasonable notice thereof;

(iv) that before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, the Company will furnish to the Agent and counsel for the Agent a copy of the proposed Issuer Free Writing Prospectus for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Agent reasonably objects;

(v) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement (or components thereof, as the case may be) with the Commission within such time as may be required by the Act;

(vi) to file promptly with the Commission all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities (including, in the case of Marex Capital Markets Inc., in any Secondary Market Transactions during the Secondary Transactions Period), and during such same period to advise the Agent (with confirmation in writing), promptly after the Company receives notice thereof, of (A) the time when any amendment to the Registration Statement, the Preliminary Prospectus or the Prospectus has been filed or becomes effective or any supplement to the Preliminary Prospectus, the Prospectus or any amendment thereof, or of any Issuer Free Writing Prospectus, has been filed with the Commission, of (B) the issuance by the Commission of any stop order or of any order preventing or suspending the effectiveness or the use of any prospectus relating to the Securities or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, of (C) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of (D) the initiation or threatening of any proceeding for any such purpose, of (E) any request by the Commission for the amending or supplementing of the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information relating to the Securities, the Registration Statement, the Preliminary Prospectus or the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, or (F) of the occurrence of any event within six months after the time of issue of the Prospectus as amended or supplemented in connection with the offering or sale of the Securities (including Securities purchased from the Company by the Agent as principal and including, in the case of Marex Capital Markets Inc., in any Secondary Market Transactions during the Secondary Transactions Period) as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading;

(vii) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or Prospectus relating to the Securities or suspending any such qualification (or if any such action is known to be pending), promptly to use its best efforts to obtain its withdrawal (or prevent its issuance); and

(viii) if by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Agents, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Agent(s). If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Agent(s) and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. For the avoidance of doubt, the filing of a new automatic shelf registration statement pursuant to this paragraph shall not be deemed to be an amendment or supplement to the Registration Statement or Prospectus.

(b) from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such states of the United States as such Agent may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities (including, in the case of Marex Capital Markets Inc., in any Secondary Market Transactions during the Secondary Transactions Period), provided that in connection therewith the Company shall not be required to file a prospectus or equivalent document or to qualify as a foreign corporation or to subject itself to taxation as doing business or to file a general consent to service of process in any jurisdiction;

(c) (i) during the Prospectus Delivery Period (as defined below), to furnish such Agent with copies of the Prospectus as amended or supplemented (other than any Pricing Supplement (except as provided in the Administrative Procedures)) and of each Issuer Free Writing Prospectus in such quantities as such Agent may reasonably request; as used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Agent a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Securities by any Agent or dealer;

(ii) (A) if the delivery of a Prospectus is required at any time prior to six months after the time of issue of the Prospectus as amended or supplemented in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal and including, in the case of Marex Capital Markets Inc., in any Secondary Market Transactions during the Secondary Transactions Period), and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or, if applicable, the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day in New York City later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or, if applicable, the Trust Indenture Act, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance, provided, however, that if the Company sells Securities to one or more Agents as principal (including pursuant to a Terms Agreement), the Company shall be required to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or, if applicable, the Trust Indenture Act and (B) if at any time prior to the Time of Delivery or Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Company will immediately notify the Agent thereof and forthwith prepare and, subject to paragraph (a) above, the Company will file with the Commission (to the extent required) and furnish to the Agent and to such dealers as the Agent may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with applicable law;

(iii) notwithstanding paragraph (ii) above, if during the period specified in such paragraph such Agent continues to own Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities (including, in the case of Marex Capital Markets Inc., in any Secondary Market Transactions during the Secondary Transactions Period), to promptly prepare and file with the Commission such an amendment or supplement and furnish without charge to such Agent as many copies as it may from time to time during such period reasonably request of such amendment or supplement; provided, however, that the Company may elect, upon notice to Marex Capital Markets Inc., not to comply with this paragraph (iii) with respect to any Secondary Market Transaction, but only for a period or periods that the Company reasonably determines are necessary in order to avoid premature disclosure of material, non-public information, unless, notwithstanding such election, such disclosure would otherwise be required under this Agreement; and provided, further, that no such period or periods described in the preceding proviso shall exceed 90 days in the aggregate during any period of 12 consecutive calendar months. Upon receipt of any such notice, Marex Capital Markets Inc. shall cease using the Prospectus or any amendment or supplement thereto in connection with Secondary Market Transactions until it receives notice from the Company that it may resume using such document (or such document as it may be amended or supplemented);

(d) to make generally available to its security holders and the Agent as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement;

(e) so long as any Securities are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to the Company’s members generally, and to deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its members generally or to the Commission);

(f) that, if required pursuant to the terms of a Terms Agreement, from the date of such Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the later of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent, and (ii) the related Time of Delivery, the Company will not, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which are substantially similar to the Securities except pursuant to this Agreement or any Terms Agreement, or except in an offering of Securities that are not and are not required to be registered under the Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of senior debt securities (other than in Secondary Market Transactions);

(g) that each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase from the Company by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Sale or the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented relating to such Securities);

(h) that each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement (if applicable) and such Terms Agreement specifies the delivery of an opinion or opinions by counsel for the Agent as a condition to the purchase of Securities pursuant to such Terms Agreement, upon request of the Agent, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 8(c) hereof;

(i) that (x) each time the Company files an Annual Report on Form 20-F, a semi-annual report on Form 6-K filing semi-annual financial statements of the Company that are incorporated by reference into the Registration Statement or a quarterly report on Form 6-K filing quarterly financial statements of the Company that are incorporated by reference into the Registration Statement and (y) reasonably promptly after each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a written opinion under this Section 5(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, upon request of the Agent, the Company shall cause Mayer Brown LLP, United States counsel for the Company, to furnish such Agent a written opinion, dated the date of the Time of Delivery relating to such sale, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 8(b) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 8(b) hereof but modified to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date;

(j) that (x) each time the Company files an Annual Report on Form 20-F, a semi-annual report on Form 6-K filing semi-annual financial statements of the Company that are incorporated by reference into the Registration Statement or a quarterly report on Form 6-K filing quarterly financial statements of the Company that are incorporated by reference into the Registration Statement and (y) reasonably promptly after each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a written opinion under this Section 5(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, upon request of the Agent, the Company shall cause Mayer Brown International LLP, English counsel for the Company, to furnish such Agent a written opinion, dated the date of the Time of Delivery relating to such sale, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 8(b) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus and the Time of Sale Information as

amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 8(b) hereof but modified to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date;

(k) that (x) each time the Company files an Annual Report on Form 20-F, a semi-annual report on Form 6-K filing semi-annual financial statements of the Company that are incorporated by reference into the Registration Statement or a quarterly report on Form 6-K filing quarterly financial statements of the Company that are incorporated by reference into the Registration Statement and (y) reasonably promptly after each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 5(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, upon request of the Agent, the Company shall cause the Auditors to furnish such Agent a letter, dated the date of the Time of Delivery relating to such sale, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 8(d) hereof but modified to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended or supplemented to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 8(d) hereof which was last furnished to such Agent;

(l) that (x) each time the Company files an Annual Report on Form 20-F, a semi-annual report on Form 6-K filing semi-annual financial statements of the Company that are incorporated by reference into the Registration Statement or a quarterly report on Form 6-K filing quarterly financial statements of the Company that are incorporated by reference into the Registration Statement and (y) reasonably promptly after each time the Company sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 5(l) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate signed by an executive officer of the Company, dated the date of the Time of Delivery relating to such sale, to the effect that the statements contained in the certificate referred to in Section 8(f) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date), or, in lieu of such certificate, a certificate of the same tenor as the certificates referred to in said Section 8(f) but modified to relate to the Registration Statement, the Prospectus and the Time of Sale Information as amended and supplemented to such date;

(m) to offer to any person who has agreed to purchase Securities from the Company as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 8(a) or 8(e) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability of such purchase of Securities shall be substituted, for purposes of this Section 5(n), for the respective judgments of an Agent with respect to certain matters referred to in Sections 8(a)(iii) or 8(e) and hereof, and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 8(a)(iii) and 8(e) on behalf of any such person).

6. Certain Agreements of the Agent. The Agent hereby represents and agrees that

(a) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus not required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act, (ii) any Issuer Free Writing Prospectus listed on Schedule II to the Terms Agreement or other agreement in respect of a specific offering of Securities in the form of Schedule II to the Terms Agreement or prepared pursuant to Section 5(a) above or (iii) any free writing prospectus prepared by an Agent and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Agent Free Writing Prospectus”);

(b) it has not and will not distribute any Agent Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination;

(c) it has not used and will not use, without the prior written consent of the Company, any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Agent may use a term sheet substantially in the form of Schedule III to the Terms Agreement, and a Bloomberg term sheet that contains some or all of the information in Schedule III to the Terms Agreement, without the consent of the Company; provided further that any Agent using such agreed term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet;

(d) it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, to the extent required by Rule 433 under the Act;

(e) it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period); and

(f) it will comply with the restrictions, representations and agreements set out in the section titled “Selling Restrictions” of the Prospectus Supplement and any other applicable restrictions, representations and agreements set out in the applicable Issuer Free Writing Prospectus or Pricing Supplement, unless, in each case, otherwise agreed with the Company.

7. Payment of Certain Expenses. The Company covenants and agrees with each Agent to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Program Prospectus, any Preliminary Prospectus, the Prospectus, any Pricing Supplements, any Issuer Free Writing Prospectus, any Time of Sale Information and all

other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the cost of printing or producing this Agreement, any Terms Agreement, any Indenture, any blue sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Agent in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for the Trustee or such agent in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 8 hereof, the Agent will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

8. Conditions to the Obligations of the Agent. The obligation of any Agent, as agent of the Company, at any time (“Solicitation Time”) to solicit offers to purchase the Securities from the Company and the obligation of any Agent to purchase Securities from the Company as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent’s discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 5(l) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or at and as of both such Time of Delivery and Time of Agent Purchase, as the case may be (“Time of Agent Purchase” shall mean, with respect to any obligation of an Agent to purchase Securities as principal, the time when the related Terms Agreement becomes effective or if there is no Terms Agreement, the time when the Agent otherwise becomes committed to purchase the Securities); the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed all of its obligations hereunder and under any applicable Terms Agreement theretofore to be performed; and the following additional conditions:

(a) (i) the Registration Statement (or if a post-effective amendment thereto is required to be filed under the Act, such post-effective amendment) shall have become effective; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Agent; (ii) there shall not have occurred any downgrading in the rating accorded any debt securities of the Company by S&P Global, Fitch Ratings, Inc. or by any other “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice to the Company or any public announcement by any such organization of an intended or potential downgrading; and (iii) there shall have been no material adverse change (nor any development or event involving a prospective material adverse change of which the Company is aware) in the financial condition, earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (exclusive of any amendments or supplements thereto prior to the Solicitation Time or Time of Delivery, as the case may be), which, in the judgment of such Agent, makes it impracticable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Terms Agreement (if applicable), Registration Statement, the Time of Sale Information and the Prospectus as first amended or supplemented relating to the Securities to be delivered at the relevant Time of Delivery.

(b) Each of (i) Mayer Brown LLP, United States counsel for the Company, and (ii) Mayer Brown International LLP, English counsel for the Company, shall, upon request of the Agent, have furnished to such Agent its written opinion, dated the Commencement Date and each applicable date referred to in Section 5(i) or 5(j) hereof, respectively, that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, subject to such exceptions and qualifications as would be customary, to the effect set forth in Exhibits A and B hereto, respectively, and to such further effect as counsel to the Agent may reasonably request.

(c) Counsel for the Agent (if other than Mayer Brown LLP or Mayer Brown International LLP) shall, upon request of the Agent, have furnished to such Agent its written opinion, dated the Commencement Date and each applicable date referred to in Section 5(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent with respect to the Registration Statement, the Prospectus, the Time of Sale Information, the Securities and such other matters that such Agent may reasonably request.

(d) Not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in Section 5(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, such Agent shall, upon request of such Agent, have received, in form and substance reasonably satisfactory to the Agent, from the Auditor, constituting statements and information of the type ordinarily included in accountants’ “comfort letters” to the Agent with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(e) On or after the date hereof or any Time of Sale there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s ordinary shares on the Nasdaq Global Select Market; (iii) a material disruption in securities settlement, payment or clearance services in the United States or the United Kingdom; (iv) a general moratorium on commercial banking activities in The City of New York, declared by either U.S. federal or New York State authorities, or in the United Kingdom, declared by United Kingdom authorities; or (v) an outbreak or escalation of hostilities or other calamity or crisis having an adverse effect on the financial markets of the United States or the United Kingdom, which, in the judgment of such Agent makes it impracticable to proceed with the solicitation of offers to purchase Securities or the purchase of the Securities from the Company as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Securities to be delivered at the relevant Time of Delivery.

(f) The Company shall, upon request of the Agent, have furnished or caused to be furnished to such Agent a certificate signed by an executive officer of the Company, dated the Commencement Date and each applicable date referred to in Section 5(l) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, to the effect set forth in Section 8(a)(i) and (ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Commencement Date or such applicable date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to the Commencement Date or such applicable date, as the case may be.

For the avoidance of doubt, the delivery of any or all of the aforementioned documents and/or the satisfaction of any or all of the aforementioned conditions, may be waived, in whole or in part by any such Agent.

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Agent, its affiliates, directors and officers and each person, if any, who controls any Agent within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities or reasonable expenses (collectively, “Liabilities”), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus as amended or supplemented or any amendment or supplement thereto, any Issuer Free Writing Prospectus or Time of Sale Information or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Agent and each such controlling person for any and all Liabilities as such Liabilities are reasonably incurred by such Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such Liabilities or action; provided, however, that the Company shall not be liable in such case to the extent that any such Liabilities arose out of any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Agent expressly for use therein.

(b) Each Agent agrees to indemnify and hold harmless the Company, its directors, officers, authorized representative or representatives in the United States or the United Kingdom, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to information relating to such Agent furnished in writing by such Agent expressly for use in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or any Preliminary Prospectus, in each case as amended or supplemented.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify promptly the indemnifying party will not relieve it from liability unless and to the extent that such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) there may be legal defenses available to the indemnified party which are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agent in the case of parties indemnified pursuant to Section 9(a) and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is an actual or potential party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in Sections 9(a) and 9(b) hereof is unavailable as a matter of law to an indemnified party in respect of any Liabilities referred to therein, then each indemnifying party under either such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Agent on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and of the Agent on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Agent on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Agent, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company on the one hand and the Agent on the other agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the Liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agent’s obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. Agency. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any (i) termination of this Agreement or (ii) investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for any of the Securities.

12. Suspension or Termination; Additional Agent; Amendments.

(a) The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent,

(i) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred,

(ii) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination (including all Securities that may be the subject of a Secondary Market Transaction at any time during the Secondary Transactions Period) and (iii) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 3(a), and Sections 5(d), 5(e), 7, 9, 10 and 11 hereof are concerned.

(b) The Company, in its sole discretion, may appoint one or more additional parties to act as Agent hereunder from time to time. Any such appointment shall be made in a writing signed by the Company and the party so appointed. Such appointment shall become effective in accordance with its terms after the execution and delivery of such writing by the Company and such other party. When such appointment is effective, such other party shall be deemed to be one of the Agents referred to in, and to have the rights and obligations of an Agent under, this Agreement, subject to the terms and conditions of such appointment. The Company shall deliver a copy of such appointment to each other Agent promptly after it becomes effective. Any Terms Agreement shall name the Agent that shall act as the representative of the Agents party thereto, with authority to act on their behalf thereunder (including under this Agreement as incorporated therein).

(c) The Company, in its sole discretion, may increase the aggregate initial offering price of the Securities from time to time without consent of, or notice to, any Agent.

(d) The Company, on the one hand, and any Agent, on the other, may amend any provision of this Agreement with respect to such Agent without consent of, or notice to, any other Agent. Any such amendment shall be made in a writing signed by the Company and each Agent that is a party to such amendment. In the event of such amendment, this Agreement shall remain in full force and effect with respect to any Agent that is not a party to such amendment (without giving effect to such amendment with respect to such Agent) unless suspended or terminated with respect to such Agent pursuant to clause (a) of this Section 12.

13. Default by Agent. The following terms shall apply to any Terms Agreement if provided for therein:

(a) If any Agent shall default in its obligation to purchase the Securities which it has agreed to purchase pursuant to such Terms Agreement, the representatives named in such Terms Agreement may in their discretion arrange for the representatives or another party or other parties to purchase such Securities on the terms provided by such Terms Agreement. If within thirty-six hours after such default by any Agent the representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the representatives that it has so arranged for the purchase of such Securities, the representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven calendar days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Information or the Prospectus which in the representatives’ opinion may thereby be made necessary. The term “Agent” as used with respect to such Terms Agreement shall include any person substituted under this Section 13 (if applicable) with like effect as if such person had originally been a party to such Terms Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Agent or Agents by the representatives and the Company, as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities covered by such Terms Agreement, then the Company shall have the right to require each non-defaulting Agent to purchase the principal amount of Securities which such Agent agreed to purchase pursuant to such Terms Agreement and, in addition, to require each non-defaulting Agent to purchase its pro rata share (based on the principal amount of Securities which such Agent agreed to purchase pursuant to such Terms Agreement) of the Securities of such defaulting Agent or Agents for which such arrangements have not been made; but nothing herein shall relieve a defaulting Agent from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Agent or Agent by the Agents and the Company, as provided in subsection (a) above, the aggregate principal amount of Securities pursuant to such Terms Agreement which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities under such Terms Agreement, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Agents to purchase Securities of a defaulting Agent or Agents, then such Terms Agreement shall thereupon terminate, without liability on the part of any non-defaulting Agent or the Company, except for the expenses to be borne by the Company and the Agent as provided in Section 7 hereof incorporated therein by reference and the indemnity and contribution agreement in Section 9 hereof incorporated therein by reference; but nothing herein shall relieve a defaulting Agent from liability for its default.

14. Notices. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and agreements hereunder shall be in writing, and if to the Agent shall be delivered or sent by mail, email or other form of electronic delivery to the address of each of Marex Capital Markets Inc., 140 East 45th Street New York, New York 10017, Attention: Head of Legal – North America, Email: uslegal@marex.com; and to any other Agent at the addresses set forth in their letter of appointment delivered in accordance with Section 12; and if to the Company shall be delivered to the address of the Company set forth in the Registration Statement, Attention: Group Head of Legal. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls any Agent or the Company, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

16. Jurisdiction. (a) The Company irrevocably agrees that any suit, action or proceeding against the Company brought by any Agent or by any person who controls any Agent, arising out of or based upon this Agreement, may be instituted in any state or federal court in the City of New York, New York, and to the fullest extent permitted by law irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

(b) EACH PARTY HERETO HEREBY AGREES TO IRREVOCABLY WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED BY THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS.

17. Business Day. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the relevant Agent could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Agent or any person controlling any Agent shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day following receipt by such Agent or controlling person of any sum in such other currency, and only to the extent that such Agent or controlling person may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to such Agent or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or controlling person against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Agent or controlling person hereunder, such Agent or controlling person agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Agent or controlling person hereunder.

19. Governing Law. This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Recognition of the U.S. Special Resolution Regimes. (a) In the event that either party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any Terms Agreement and any interest and obligation in or under this Agreement or any Terms Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that either party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and any Terms Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and any Terms Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 20 apply notwithstanding Section 21.

For purposes of this Section and Section 16, the following definitions will apply:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable;

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding;

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21. Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings. (a) Notwithstanding anything to the contrary in this Agreement, any Terms Agreement or any other agreement, but subject to the requirements of Section 20, no party shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement or any Terms Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to Insolvency Proceedings, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b) After a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, if either party seeks to exercise any Default Right against such Covered Entity with respect to this Agreement or any Terms Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder or thereunder.

22. Arms-Length Transaction. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement and any Terms Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents, on the other, (ii) in connection therewith and with the process leading to such transaction each Agent is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Agent has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agent, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

23. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement between the Company and you in accordance with its terms.

Very truly yours,

MAREX GROUP PLC

By:	/s/ Ian Lowitt
Name:	Ian Lowitt
Title:	Chief Executive Officer

Accepted as of the date hereof:

MAREX CAPITAL MARKETS INC.

By:	/s/ Michael Conti
Name:	Michael Conti
Title:	Head of Legal – North America

[Signature Page to Distribution Agreement]

ANNEX I

MAREX GROUP PLC

SENIOR DEBT SECURITIES, SERIES

Terms Agreement

MAREX CAPITAL MARKETS INC.

140 East 45th Street

New York, New York 10017

Ladies and Gentlemen:

Marex Group plc (the “Company”) proposes to issue and sell to you, subject to the terms and conditions stated herein and in the Distribution Agreement, dated August 4, 2025 (the “Distribution Agreement”), between the Company, on the one hand, the Agents named therein and any other party acting as Agent thereunder on the other, the securities specified in the Schedule hereto (the “Purchased Securities”). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty that refers to the Prospectus or the Time of Sale Information (as therein defined) in Section 1 of the Distribution Agreement shall be deemed to be a representation or warranty as of the date of the Distribution Agreement in relation to the Prospectus or the Time of Sale Information, and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus or the Time of Sale Information, as the case may be, each as amended or supplemented to the date hereof and each as amended or supplemented relating to the Purchased Securities that are the subject of this Terms Agreement. Unless otherwise defined herein, terms defined in the Distribution Agreement are used herein as defined therein.

[Notwithstanding the foregoing, insofar as it is deemed to be incorporated in and made a part of this Terms Agreement, the Distribution Agreement shall be subject to, and to the extent necessary amended by, the Letter of Appointment pursuant to which we appointed each of you (other than Marex Capital Markets Inc.) to act as an Agent under the Distribution Agreement on certain terms and conditions specified in such letter. For all purposes of this Terms Agreement, references to the “Agent” shall mean the Purchasing Agent, for which [Agent] is acting as representative. Each of you agrees that all determinations to be made by the Purchasing Agent under this Terms Agreement, including the determination whether the conditions in Section 8 of the Distribution Agreement have been satisfied and, if not, whether or not any such conditions shall be waived, shall be made solely by [name of agent], on behalf of the Purchasing Agent.]

One or more amendments or supplements to each of the Registration Statement and the Prospectus, each in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [each of] you, and [each of] you agree[s], severally and not jointly,] to purchase from the Company at the time and place and at the purchase price set forth in the Schedule hereto, the principal amount of Purchased Securities set forth [opposite your name] in the Schedule hereto. You further agree that any Purchased Securities offered and sold by you to initial purchasers will be offered and sold at the price to public, and in accordance with the provisions relating to commissions and fees, if any, set forth in the Schedule hereto, unless you and the Company otherwise agree.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you[, on behalf of each of the Agents,] this letter and such acceptance hereof, including the provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [you] [each of the Agent] and the Company. [It is understood that your acceptance of this letter on behalf of each of the Agent is or will be pursuant to authority granted to you by such Agent.]

Very truly yours,

MAREX GROUP PLC

By:
Name:
Title:

Accepted as of the date hereof:

MAREX CAPITAL MARKETS INC.

By:
Name:
Title:

Schedule I to Annex I

Title of Purchased Securities:

Senior Debt Securities, Series

Aggregate Principal Amount:

[$]

Price to Public:

 % of the principal amount of the Purchased Securities, plus accrued interest[, if any,] from      amortization[, if any,] from      to      [and accrued amortization[, if any,] from      to     ]

Purchase Price by Agent:

 % of the principal amount of the Purchased Securities, plus accrued interest, if any, from      amortization[, if any,] from      to      [and accrued amortization[, if any,] from      to     ]

[Commission:

 % of the principal amount of the Purchased Securities]

Form of Purchased Securities:

[Definitive form, to be made available for checking and packaging at least twenty-four hours prior to the Closing Date at the office of [The Depository Trust Company][Euroclear Bank S.A./N.V.][Clearstream Banking, societe anonyme], or its designated custodian] [representative of the Agent]].

[Book-entry only form represented by one or more global securities deposited with [The Depository Trust Company] [Euroclear Bank S.A./N.V.][Clearstream Banking, societe anonyme], or its designated custodian, to be made available for checking by representative of the Agent at least twenty-four hours prior to the Closing Date at the office of the custodian.]

[Book-entry only form represented by a master note deposited with [The Depository Trust Company][Euroclear Bank S.A./N.V.][Clearstream Banking, societe anonyme], or its designated custodian, to be made available for checking by representative of the Agent at least twenty-four hours prior to the Closing Date at the office of the custodian.]

Specified Funds for Payment of Purchase Price:

Federal (same-day) funds

Closing Date:

  a.m. (New York City time), on     , 20

Indenture:

Indenture dated as of August 4, 2025, between Marex Group plc, as Company, and The Bank of New York Mellon, as Trustee (the “Indenture”)

Maturity Date:

    , 20

Interest Rate:

[ %] [Zero Coupon] [See Floating Rate Provisions]

Interest Payment Dates:

[months and dates, commencing     , 20 ]

Redemption Provisions:

[No provisions for redemption]

[The Purchased Securities may be redeemed, in whole or in part at the option of the Company, in the amount of [$     or an integral multiple thereof,]

[on and after     , 20  at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before     , 20 ,  %, and if] redeemed during the 12-month period beginning     , 20 ,

Year	Redemption Price

[ ]	[ ]

and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

[on any interest payment date falling on or after     , 20 , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]]

[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

[Restriction on refunding]

Sinking Fund Provisions:

[No sinking fund provisions]

[The Purchased Securities are entitled to the benefit of a sinking fund to retire [$    ] principal amount of Purchased Securities on     , 20  in each of the years 20  through 20  at 100% of their principal amount plus accrued interest[, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$    ] principal amount of Purchased Securities in the years 20  through 20  at 100% of their principal amount plus accrued interest.]

[If Purchased Securities are extendable debt securities, insert—

Extendable Provisions:

Purchased Securities are repayable on     , 20  [insert date and years], at the option of the holder, at their principal amount with accrued interest. The initial annual interest rate will be  %, and thereafter the annual interest rate will be adjusted on     , 20  and 20  to a rate not less than  % of the effective annual interest rate on U.S. Treasury obligations with     -year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

[If Purchased Securities are floating rate debt securities, insert—

Defeasance provisions:

Closing Location for Delivery of Purchased Securities:

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

[None]

[(1) The opinions and letter of counsel to the Company referred to in Sections 5(i) and 5(j).]

[(2) The opinions and letter of counsel to the Agent referred to in Section 5(h).]

[(3) The accountants’ letter referred to in Section 5(k).]

[(4) The officers’ certificate referred to in Section 5(l).]

Additional Closing Conditions:

Names and addresses of Agents:

Designated representative of the Agents:	[Marex Capital Markets Inc.

Address for Notices, etc.:	140 East 45th Street
New York, New York 10017]

Other Terms:

[The provisions of Section 12 of the Distribution Agreement shall apply with respect to this Terms Agreement, and the representative referred to in Section 13 shall be [Marex Capital Markets Inc.][   ]

[Expense reimbursement upon termination]

With regard to the offering and sale of the Securities, all determinations and actions required or permitted to be made pursuant to the Distribution Agreement or the Terms Agreement by the Agent(s) or the representatives (including determinations as to whether or not any closing condition has been satisfied and whether or not any unsatisfied conditions shall be waived) shall instead be made [solely] by [Marex Capital Markets Inc.] [   ] on behalf of all of the Agents or representatives.]

Schedule II to Annex I

Form of Agreement between the Agent(s) and the Company, in Respect of Time of Sale Information and pricing information for the Offering of [identify issue]

In connection with the offering of [identify issue] of Marex Group plc (the “Company”),            (the “Agent”) and the Company agree as follows:

a.	Time of Sale Information

The preliminary pricing supplements that are to be included in the Time of Sale Information are as follows:

[list each preliminary pricing supplement and, if applicable, each product prospectus supplement to be included in the Time of Sale Information]

The Free Writing Prospectuses that are to be included in the Time of Sale Information are as follows:

[list each Free Writing Prospectus to be included in the Time of Sale Information]

b.	Pricing Information Provided Orally by Agent

The script to be used by the Agent(s) to confirm sales is as follows:

Schedule III to Annex I

Form of Agreement between the Agent(s) and the Company in Respect of a Term Sheet used to communicate Time of Sale Information and pricing information for the Offering of [identify issue]

In connection with the offering of [identify issue] of Marex Group plc (the “Company”),            (the “Agent”) and the Company agree that the Term Sheet used to communicate Time of Sale Information and pricing information for the above-referenced offering shall be as follows:

[Joint Bookrunners/Co-managers]

Marex Group plc

[securities offered]

Issuer:	Marex Group plc

Symbol:

Securities offered:	(excluding option to purchase [ ] additional [ ])

Price to public:

Net Proceeds:	$[ ] (excluding option to purchase [ ] additional [ ])

Closing date:	[ ], 20[ ]

Final maturity date:	[ ], 20[ ]

Use of proceeds:	[ ]

CUSIP:	[ ]

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send to you the prospectus if you request it by calling toll-free — and request to speak with the Debt Syndicate Desk.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX II

ADMINISTRATIVE PROCEDURES MEMORANDUM

(DATED AS OF AUGUST 4, 2025)

FOR

MAREX GROUP PLC

SENIOR DEBT SECURITIES

The Senior Debt Securities (the “Securities”) may from time to time be offered on a continuing basis for sale by Marex Group plc (the “Company”) through Marex Capital Markets Inc., and each of the agents appointed in accordance with Section 12 of the Distribution Agreement or party thereto, to which Distribution Agreement these Administrative Procedures are an exhibit (the “Distribution Agreement”), who (each, a “Distribution Agent” and, collectively, the “Distribution Agents”) may purchase the Securities, as principal from the Company for resale to investors and other purchasers in accordance with the Distribution Agreement. In addition, if agreed to by the Company and the applicable Distribution Agent, such Distribution Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Securities. Only those provisions in these Administrative Procedures that are applicable to the particular role that a Distribution Agent will perform shall apply. Whenever these Administrative Procedures indicate that information may be set forth in a Note, such information may also be set forth in a Pricing Supplement to the Prospectus (as defined below).

The Bank of New York Mellon (or such other agent appointed in accordance with the Indenture) will act as registrar (the “Registrar”) and domestic paying agent for the Securities through its office in New York, New York. As used herein, the term “Prospectus” refers to the most recent Prospectus, as such document may be amended or supplemented, which has been prepared by the Company for use by the Distribution Agents in connection with the offering of the Securities. As used herein, the term “Pricing Supplement” has the meaning ascribed thereto in the Distribution Agreement.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Securities or the Prospectus.

DTC REGISTERED GLOBAL NOTES

Securities may be issued in book-entry form (each beneficial interest in a global Note, a “Book-Entry Note” and collectively, the “Book-Entry Notes”) and represented by one or more fully registered global Notes (each, a “Global Note” and collectively, the “Global Notes”) held by or on behalf of The Depository Trust Company, as depositary (“DTC,” which term includes any successor thereof), and recorded in the book-entry system maintained by DTC. Book-Entry Notes represented by a Global Note are exchangeable for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, by the owners of such Book-Entry Notes only upon certain limited circumstances described in the Prospectus.

In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Company or its agents will perform the custodial, document control and administrative functions described below, in accordance with their respective obligations under the applicable Letters of Representations from the Company to DTC relating to the Program, and the Company’s obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Settlement Procedures for Book-Entry Notes:

Settlement Procedures with regard to Book-Entry Notes purchased by each Distribution Agent as principal or sold by each Distribution Agent, as agent of the Company, will be as follows (which will have been agreed to by the Company and such Distribution Agent in accordance with the Distribution Agreement):

(A)  The Distribution Agent will deliver to the Company by facsimile or e-mail:

1.  A copy of the DTC Eligibility Questionnaire relating to such Book-Entry Notes.

2.  A statement setting forth any additional information to be provided by the Distribution Agent to DTC in connection with the issuance and sale of such Book-Entry Notes.

(B)  The Company will assign a CUSIP number of the appropriate series of such Book-Entry Notes.

(C)  The Distribution Agent will communicate to DTC through DTC’s Participant Terminal System, a pending deposit message specifying the following settlement information:

1.  The information set forth in Settlement Procedure A.

2.  The identification numbers of the participant accounts maintained by DTC on behalf of the Registrar and the Distribution Agent.

3.  Identification of the Book-Entry Note as a Fixed Rate Book-Entry Note, Floating Rate Book-Entry Note of Indexed Note.

4.  The initial Interest Payment Date for such series of Book-Entry Notes, the number of days by which such date succeeds the related Record Date and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Company).

5.  The CUSIP number of such series of Book-Entry Notes.

6.  Whether such Global Note represents any other Securities issued or to be issued in book-entry form.

The Company will complete and deliver to the Trustee a company order in substantially the same form as Schedule Ito Annex II hereto (the “Company Order”) with respect to the Global Note representing such

Book-Entry Notes in a form that has been approved by the Company and the Distribution Agent and the Company will deliver its authentication instructions to the Trustee (it being understood that for any issuance of Book Entry Notes represented by a master note that has been authenticated, such Company Order will not be required for each issuance of such Book Entry Notes).

(D)  The Trustee will notate pursuant to the Company’s instructions the Global Note with respect to such series of Book-Entry Notes as approved by the Company and the Distribution Agent and, in the case of a master note, retain the applicable Pricing Supplements from which the terms of such Global Note are incorporated. In the case of Book-Entry Notes represented by a master note, such notation will be deemed for purposes of these Administrative Procedures, the Indenture and any master note, to constitute the authentication of such Book-Entry Notes.

(E) DTC will credit the Book-Entry Notes represented by such Global Note to the participant account of the Registrar maintained by DTC.

(F)  The Registrar will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to debit such Book-Entry Notes to the Registrar’s participant account and credit such Book-Entry Notes to the participant account of the Distribution Agent maintained by DTC. In conjunction with the transfer of Book-Entry Notes, the Registrar will either (i) debit the settlement account of the Distribution Agent and credit the settlement account of the Registrar maintained by DTC, in an amount equal to the price of such Book-Entry Notes or (ii) execute the transfer of the Book-Entry Notes without debiting the associated settlement amount. The Registrar’s transfer of the settlement amount will be pursuant to the Company’s direction on the related Authentication Order. Any entry of such deliver order shall be deemed to constitute a representation and warranty by the Registrar to DTC that the Global Note representing such Book-Entry Notes has been issued and authenticated.

(G)  In the case of Book-Entry Notes sold through a Distribution Agent acting as agent, the Distribution Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Notes to the Distribution Agent’s participant account and credit such Book-Entry Notes to the participant accounts of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Distribution Agent maintained by DTC, in an amount equal to the offering price of such Book-Entry Notes.

(H) Transfers of funds in accordance with SDFS delivery orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

(I)   In the case of Book-Entry Notes sold through a Distribution Agent acting as agent, the Distribution Agent will confirm the purchase of such Book-Entry Notes to the purchaser either by transmitting to the Participant with respect to such Book-Entry Notes a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:	For offers to purchase Book-Entry Notes accepted by the Company, Settlement Procedures “A” through “I” set forth above shall be completed as soon as possible but no later than the respective times (New York City time) set forth below:

	Settlement Procedures	Time
	A	11:00 a.m. on the Trade Date

	B	12:00 noon on the Trade Date

	C	5:00 p.m. on the Trade Date

	D	9:00 a.m. on the Settlement Date

	E	10:00 a.m. on the Settlement Date

	F-G	2:00 p.m. on the Settlement Date

	H	4:00 p.m. on the Settlement Date

	I	5:00 p.m. on the Settlement Date

Failure to Settle:

If a sale is to be settled on the same Business Day as the Trade Date, Settlement Procedures C, D, F and G shall be completed no later than 2:30 p.m. on such Business Day.

If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such trade date.

Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Book-Entry Note is rescheduled or canceled, the Company shall deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

If the Registrar fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure F, then the Registrar may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the participant account of the Registrar maintained at DTC. DTC will process the withdrawal message; provided that such participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all Book-Entry Notes of a series, the Registrar will mark such series of Book-Entry Notes “canceled” and make appropriate entries in its records. The CUSIP number assigned to such series of Book-Entry Notes shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

Preparation and Delivery of Pricing Supplements:

In the case of any Book-Entry Note sold through a Distribution Agent, acting as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the applicable Distribution Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Registrar will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Book-Entry Note that was to have been represented by a Global Note also representing other Book-Entry Notes, the Registrar will provide, in accordance with Settlement Procedure D, for the issuance of a Global Note representing such remaining Book-Entry Notes and will make appropriate entries in its records.

If any offer to purchase a Note is accepted by the Company, the Company will promptly prepare a Pricing Supplement reflecting the terms of such Note. The Company shall deliver copies of such Pricing Supplement to the Distribution Agent which made or presented the offer to purchase the applicable Note, as instructed by such Distribution Agent, and to the paying agent as soon as practicable following the trade, but in no event later than 11:00 a.m. (New York City time) on the Business Day following the applicable trade date.

SCHEDULE I to ANNEX II

MAREX GROUP PLC

Form of Company Order

[DATE]

[Trustee Contact Information]

Attention: [    ] — Marex Group plc

Re: Marex Group plc’s Senior Debt Securities, Series [—]

Ladies and Gentlemen:

Pursuant to Section 3.03 of the Indenture, dated as of August 4, 2025 (the “Indenture”) among Marex Group plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and you, as Trustee, relating to the issuance by the Company of its senior debt securities, you are hereby ordered to authenticate, in the manner provided by the Indenture and in accordance with the Administrative Procedures set forth in the Distribution Agreement, dated August 4, 2025, between the Company and the Agent party thereto, [aggregate principal amount of Supplemental Obligation] [Title of Securities] Due [    ], 20[ ], CUSIP number [    ], with terms incorporated by reference to [describe any applicable product supplement] and the pricing supplement transmitted to you herewith, by notating the issuance of such Supplemental Obligation on Annex A of the Master Note, and all additional information called for thereon. The Supplemental Obligations we are ordering you to authenticate are a series of the Company’s Senior Debt Securities, Series [—], and are to be issued on the date hereof.

Very truly yours,

MAREX GROUP PLC

By
Name:
Title:

EXHIBIT A

FORM OF OPINION AND LETTER OF COMPANY’S U.S. COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 8(b)(i)

A-1

EXHIBIT B

FORM OF OPINION OF COMPANY’S ENGLISH COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 8(b)(ii)

B-1